STIMCELL ENERGETICS INC. (formerly Cell MedX Corp.) OTC PINK: CMXC

FOR IMMEDIATE RELEASE November 4, 2024

StimCell Energetics Inc. (formerly “Cell MedX Corp.”) Announces Major Corporate Updates and Rebranding

Vancouver, BC, November 4, 2024, StimCell Energetics Inc. (formerly “Cell MedX Corp.”) (OTC Pink: CMXC) (“StimCell”, or the “Company”) a biotech company targeting cellular energy to promote anti-aging, longevity and general wellness, is pleased to announce a series of significant corporate changes designed to redefine the Company’s strategic vision.

Effective immediately, the Company has completed a corporate name change from “Cell MedX Corp.” to “StimCell Energetics Inc.” and completed a reverse split of its common stock on a 1 new share for 15 old shares basis (the “Reverse Split”).  As a result of the Reverse Split, the Company’s authorized capital decreased from 7,500,000,000 shares of common stock, par value $0.001, of which 297,236,373 shares of common stock were outstanding, to 500,000,000 shares of common stock, par value $0.001, of which approximately 19,815,758 are now outstanding (subject to adjustment for fractional shares resulting from the Reverse Split).

The Company’s common stock is expected to trade on a post-Reverse Split basis effective November 5, 2024, upon which the Company will trade under the symbol “CMXCD” for a period of 20 business days. Once this 20 business day period has elapsed, the Company will seek a new symbol reflective of its new name.

Additionally, the Company has launched a new website, www.StimCell.com, which offers investors, stakeholders, and interested individuals a detailed insight into the Company’s goals, management and clinical trial results.

David Jeffs, CEO of StimCell Energetics Inc., stated, "These changes mark a pivotal moment for our company. The rebranding to StimCell Energetics Inc. encapsulates our ambition to lead in cellular energetics, a field with vast potential for medical innovation. I am confident these initiatives will resonate with our investors and the scientific community, propelling us forward towards our goal of transforming healthcare through cellular energy solutions."

About StimCell Energetics Inc. (OTC Pink: CMXC)

StimCell Energetics Inc. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that enhance cellular function, promote general wellness and alleviate health complications including, but not limited to: aging, diabetes, high blood pressure, neuropathy and kidney function. The Company's main focus is on continued research and development of its eBalance® Technology and its eBalance® Home System.

On behalf of the Board of Directors of StimCell Energetics Inc.

David Jeffs

Director, CEO

For further information:

info@stimcell.com

www.StimCell.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. Except as required by law, StimCell Energetics Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that StimCell Energetics Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.